Exhibit 99.6

Name	Date	Number of Shares	Transaction	Price/Share	Footnote
667, L.P.	1/17/2025	682	Purchase	6.5556	1
Baker Brothers Life Sciences, L.P.	1/17/2025	7,441	Purchase	6.5556	1
667, L.P.	1/21/2025	369	Purchase	6.6330	2
Baker Brothers Life Sciences, L.P.	1/21/2025	4,031	Purchase	6.6330	2
667, L.P.	1/22/2025	428	Purchase	6.5970	3
Baker Brothers Life Sciences, L.P.	1/22/2025	4,672	Purchase	6.5970	3
667, L.P.	1/23/2025	1,121	Purchase	6.4293	4
Baker Brothers Life Sciences, L.P.	1/23/2025	12,239	Purchase	6.4293	4
667, L.P.	1/24/2025	8	Purchase	6.4500
Baker Brothers Life Sciences, L.P.	1/24/2025	92	Purchase	6.4500
667, L.P.	1/24/2025	1,219	Purchase	6.5581	5
Baker Brothers Life Sciences, L.P.	1/24/2025	13,315	Purchase	6.5581	5
667, L.P.	1/27/2025	317	Purchase	6.2408	6
Baker Brothers Life Sciences, L.P.	1/27/2025	3,451	Purchase	6.2408	6
667, L.P.	1/28/2025	51	Purchase	6.1200
Baker Brothers Life Sciences, L.P.	1/28/2025	559	Purchase	6.1200
667, L.P.	1/30/2025	188	Purchase	6.5000
Baker Brothers Life Sciences, L.P.	1/30/2025	2,054	Purchase	6.5000
667, L.P.	1/31/2025	810	Purchase	6.5016	7
Baker Brothers Life Sciences, L.P.	1/31/2025	8,824	Purchase	6.5016	7
667, L.P.	1/31/2025	134	Purchase	6.5400	8
Baker Brothers Life Sciences, L.P.	1/31/2025	1,466	Purchase	6.5400	8
667, L.P.	2/3/2025	25	Purchase	6.4400
Baker Brothers Life Sciences, L.P.	2/3/2025	275	Purchase	6.4400

(1) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $6.51 to $6.68. The Reporting Persons undertake to provide the staff of the Securities and Exchange Commission (the “Staff”), upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(2) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $6.59 to $6.67. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(3) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $6.52 to $6.64. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(4) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $6.26 to $6.51. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(5) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $6.52 to $6.60. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(6) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $6.17 to $6.37. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(7) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $6.49 to $6.51. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.

(8) The reported price is a weighted average price. These shares were traded in multiple transactions at prices ranging from $6.54 to $6.55. The Reporting Persons undertake to provide the Staff, upon request, full information regarding the number of shares traded at each separate price within the ranges set forth in this footnote.